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                                                                       EXHIBIT 5


                                August 12, 1997


Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

     Re:  Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with its public offering of $100,000,000 of Notes due 2011 and $50,000,000 of Notes due 2017 (collectively, the "Notes"), as more fully set forth in the registration statement on Form S-11 (the "Registration Statement") relating to the Notes. The Notes are to be issued under an Indenture between ATLANTIC and State Street Bank and Trust Company, as Trustee ("the Indenture").

     As counsel to ATLANTIC, we have examined originals or copies certified to our satisfaction of ATLANTIC's charter, ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, it is our opinion that the Notes have been duly authorized by ATLANTIC and, when the Indenture has been duly executed and delivered by the parties thereto and when the Notes are duly executed, authenticated, issued and delivered against payment therefor in the manner described in the Registration Statement, the Notes will be duly executed and delivered and will constitute valid and binding obligations of ATLANTIC entitled to the benefits provided by the Indenture and enforceable against ATLANTIC in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity whether considered in a proceeding at law or in equity.
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Security Capital Atlantic
 Incorporated
August 12, 1997
Page 2


     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Notes."

     We are admitted to practice law in the States of Illinois and New York and we express no opinions as to matters under or involving any laws other than the laws of the States of Illinois and New York and the federal laws of the United States of America.


                               Very truly yours,

                               /s/ Mayer, Brown & Platt

                               MAYER, BROWN & PLATT
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                                   Exhibit A

                                August 12, 1997



Security Capital Atlantic
  Incorporated
Six Piedmont Center
Atlanta, Georgia 30303

     Re:  Registration Statement on Form S-11
          -----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Security Capital Atlantic Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of $100,000,000 principal amount of ____% Notes due 2011 (the "2011 Notes") and $50,000,000 principal amount of ____% Notes due 2017 (the "2017 Notes", and together with the 2011 Notes, the "Securities"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
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 Security Capital Atlantic
  Incorporated
 August 12, 1997
 Page 2

     6. A certificate executed by the Secretary of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the
original documents, All signatures on all such Documents are genuine.   All
public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions, of the Documents, by action or omission of the parties or otherwise.

     5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

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Security Capital Atlantic
 Incorporated
August 12, 1997
Page 3



     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Securities have been duly authorized by the Company and, when properly executed, authentilated, delivered and paid for as provided in the Indenture, will be validly executed and delivered.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We note that the Indenture and the Securities are governed by the laws of the State of New York. To the extent that any matter as to which an opinion is expressed herein would be governed by the laws of the State of New York, we do not express any opinion on such matter. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Validity of Notes" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                               Very truly yours,

                               /s/ Ballard Spahr Andrews & Ingersoll